Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2021, with respect to the financial statements and supplemental information included in the Annual Report of Abbott Laboratories Stock Retirement Plan on Form 11-K for the year ended December 31, 2020. We consent to the incorporation by reference of said report in Abbott Laboratories’ previously filed S-8 Registration Statements for the Abbott Laboratories Stock Retirement Program as follows:

File No.	Effective Date
33-26685	January 23, 1989
33-504522	August 4, 1992
33-51585	December 20, 1993
33-56897	December 16, 1994
33-65127	December 18, 1995
333-19511	January 10, 1997
333-43383	December 29, 1997
333-69579	December 23, 1998
333-93257	December 21, 1999
333-74224	November 30, 2001
333-102180	December 23, 2002
333-109253	September 29, 2003
333-124849	May 12, 2005
333-141116	March 7, 2007
333-153198	August 26, 2008
333-169888	October 12, 2010
333-204772	June 5, 2015
333-227802	October 12, 2018
333-251335	December 14, 2020

/s/ Grant Thornton LLP

Chicago, Illinois

June 28, 2021